Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Second Quarter 2015

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	4

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	6

Non-Interest Income, Mortgage Income and Wealth Management Income	7

Non-Interest Expense	8

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, and Return Ratios	9

Statement of Discontinued Operations	10

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	11
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Commercial and Investor Real Estate, and Home Equity Lines of Credit - Future Principal Payment Resets	12
Early and Late Stage Delinquencies	13
Troubled Debt Restructurings	14

Consolidated Balance Sheets	15

Loans	16

Deposits	17

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	18

Forward Looking Statements	19

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Earnings Summary
Interest income - taxable equivalent	$902	$903	$911	$913	$915
Interest expense - taxable equivalent	63	71	74	76	77
Net interest income - taxable equivalent	839	832	837	837	838
Less: Taxable-equivalent adjustment	19	17	17	16	15
Net interest income	820	815	820	821	823
Provision for loan losses	63	49	8	24	35
Net interest income after provision for loan losses	757	766	812	797	788
Non-interest income	590	470	474	497	475
Non-interest expense	934	905	969	826	820
Income from continuing operations before income taxes	413	331	317	468	443
Income tax expense	124	95	98	151	148
Income from continuing operations	289	236	219	317	295
Income (loss) from discontinued operations before income taxes	(6)	(4)	(5)	5	2
Income tax expense (benefit)	(2)	(2)	(2)	2	1
Income (loss) from discontinued operations, net of tax	(4)	(2)	(3)	3	1
Net income	$285	$234	$216	$320	$296
Income from continuing operations available to common shareholders	$273	$220	$203	$297	$287
Net income available to common shareholders	$269	$218	$200	$300	$288

Earnings per common share from continuing operations - basic	$0.20	$0.16	$0.15	$0.22	$0.21
Earnings per common share from continuing operations - diluted	0.20	0.16	0.15	0.21	0.21
Earnings per common share - basic	0.20	0.16	0.15	0.22	0.21
Earnings per common share - diluted	0.20	0.16	0.15	0.22	0.21

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$80,149	$78,243	$77,307	$76,607	$76,513
Allowance for loan losses	(1,115)	(1,098)	(1,103)	(1,178)	(1,229)
Assets	121,855	122,447	119,563	119,105	118,603
Deposits	97,075	97,477	94,200	94,130	93,822
Long-term debt	3,602	3,208	3,462	3,813	3,824
Stockholders' equity	16,899	17,051	16,873	17,039	16,913
Average balances—Continuing Operations
Loans, net of unearned income	$79,175	$77,942	$77,182	$76,279	$76,390
Assets	120,875	120,566	119,122	118,669	117,881
Deposits	97,100	95,783	94,024	93,971	92,989
Long-term debt	2,903	3,371	3,618	3,820	4,161
Stockholders' equity	16,950	16,963	17,060	16,914	16,553

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Return on average assets from continuing operations*	0.90%	0.74%	0.68%	1.00%	0.98%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	9.66%	7.91%	7.04%	10.74%	10.63%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)	64.5%	64.9%	66.1%	62.7%	63.2%
Common book value per share	$12.06	$12.05	$11.81	$11.71	$11.60
Tangible common book value per share (non-GAAP) (1)	$8.37	$8.39	$8.18	$8.14	$8.04
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.52%	9.59%	9.66%	9.82%	9.74%
Basel I Tier 1 common equity risk-based ratio (non-GAAP) (3)	N/A	N/A	11.7%	11.8%	11.6%
Basel III common equity (2)	$11,515	$11,477	N/A	N/A	N/A
Basel III common equity Tier 1 ratio (2)	11.2%	11.4%	N/A	N/A	N/A
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) (1)(2)(3)	11.0%	11.2%	11.0%	11.2%	11.0%
Tier 1 capital ratio (2)(3)(4)	12.0%	12.2%	12.5%	12.7%	12.5%
Total risk-based capital ratio (2)(3)(4)	14.3%	14.6%	15.3%	15.5%	15.3%
Leverage ratio (2)(3)(4)	10.6%	10.6%	10.9%	11.0%	10.8%
Effective tax rate (5)	30.1%	28.7%	31.0%	32.1%	33.5%
Allowance for loan losses as a percentage of loans, net of unearned income	1.39%	1.40%	1.43%	1.54%	1.61%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.49x	1.37x	1.33x	1.41x	1.37x
Net interest margin (FTE) from continuing operations*	3.16%	3.18%	3.17%	3.18%	3.24%
Loans, net of unearned income, to total deposits	82.6%	80.3%	82.1%	81.4%	81.6%
Net charge-offs as a percentage of average loans*	0.23%	0.28%	0.42%	0.39%	0.35%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.94%	1.02%	1.07%	1.09%	1.17%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.13%	1.24%	1.28%	1.30%	1.37%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (6)	1.38%	1.51%	1.57%	1.61%	1.69%
Associate headcount (7)	23,694	23,601	23,723	23,599	23,416
ATMs	1,960	1,966	1,997	1,995	1,990

Branch Statistics
Full service	1,549	1,551	1,584	1,589	1,592
Drive-thru/transaction service only	82	82	82	82	81
Total branch outlets	1,631	1,633	1,666	1,671	1,673

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 9 and 18.

(2)	Current quarter Basel III common equity as well as the Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(3)
Regions' regulatory capital ratios for periods prior to the first quarter of 2015 have not been revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects.

(4)
Beginning in the first quarter of 2015, Regions' regulatory capital ratios are calculated pursuant to the phase-in provisions of the Basel III capital rules. All prior period ratios were calculated pursuant to the Basel I capital rules.

(5)
The second quarter of 2015 includes an income tax benefit of approximately $7 million related to the conclusion of certain state and federal examinations. Excluding the impact of this benefit, the effective tax rate was 31.8%. The first quarter of 2015 includes an income tax benefit related to state deferred tax assets of approximately $10 million which reduced the Company's effective tax rate by approximately 300 basis points.

(6)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

(7)
Reflects the number of active full-time and part-time associates as of the last pay period of the month. The full-time equivalent number of employees for the quarters ended June 30, 2015 and March 31, 2015 were 23,155 and 23,062, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Interest income on:
Loans, including fees	$728	$725	$736	$736	$737
Securities—taxable	149	153	151	154	156
Loans held for sale	4	3	5	5	4
Trading account securities	1	3	1	—	—
Other interest-earning assets	1	2	1	2	3
Total interest income	883	886	894	897	900
Interest expense on:
Deposits	27	28	27	26	25
Short-term borrowings	1	—	1	—	1
Long-term borrowings	35	43	46	50	51
Total interest expense	63	71	74	76	77
Net interest income	820	815	820	821	823
Provision for loan losses	63	49	8	24	35
Net interest income after provision for loan losses	757	766	812	797	788
Non-interest income:
Service charges on deposit accounts	168	161	167	181	174
Card and ATM fees	90	85	86	85	84
Mortgage income	46	40	27	39	43
Securities gains, net	6	5	12	7	6
Other	280	179	182	185	168
Total non-interest income	590	470	474	497	475
Non-interest expense:
Salaries and employee benefits	477	458	456	456	443
Net occupancy expense	89	91	93	92	90
Furniture and equipment expense	76	71	74	73	70
Other	292	285	346	205	217
Total non-interest expense	934	905	969	826	820
Income from continuing operations before income taxes	413	331	317	468	443
Income tax expense	124	95	98	151	148
Income from continuing operations	289	236	219	317	295
Discontinued operations:
Income (loss) from discontinued operations before income taxes	(6)	(4)	(5)	5	2
Income tax expense (benefit)	(2)	(2)	(2)	2	1
Income (loss) from discontinued operations, net of tax	(4)	(2)	(3)	3	1
Net income	$285	$234	$216	$320	$296
Net income from continuing operations available to common shareholders	$273	$220	$203	$297	$287
Net income available to common shareholders	$269	$218	$200	$300	$288
Weighted-average shares outstanding—during quarter:
Basic	1,335	1,346	1,365	1,378	1,378
Diluted	1,346	1,358	1,377	1,389	1,390
Actual shares outstanding—end of quarter	1,331	1,343	1,354	1,379	1,378
Earnings per common share from continuing operations:
Basic	$0.20	$0.16	$0.15	$0.22	$0.21
Diluted	$0.20	$0.16	$0.15	$0.21	$0.21
Earnings per common share:
Basic	$0.20	$0.16	$0.15	$0.22	$0.21
Diluted	$0.20	$0.16	$0.15	$0.22	$0.21
Cash dividends declared per common share	$0.06	$0.05	$0.05	$0.05	$0.05
Taxable-equivalent net interest income from continuing operations	$839	$832	$837	$837	$838

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	6/30/2015			3/31/2015
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$2	$—	0.86%	$21	$—	0.82%
Trading account securities	112	1	1.06	104	3	12.91
Securities:
Taxable	24,658	149	2.43	24,682	153	2.51
Tax-exempt	2	—	—	2	—	—
Loans held for sale	463	4	3.44	406	3	3.46
Loans, net of unearned income:
Commercial and industrial	34,480	291	3.38	33,418	287	3.48
Commercial real estate mortgage—owner-occupied	7,921	97	4.89	8,143	98	4.90
Commercial real estate construction—owner-occupied	430	5	4.25	422	4	4.22
Commercial investor real estate mortgage	4,549	36	3.15	4,629	36	3.15
Commercial investor real estate construction	2,416	18	3.00	2,236	17	3.04
Residential first mortgage	12,471	121	3.91	12,330	121	3.97
Home equity	10,867	96	3.55	10,885	97	3.61
Indirect—vehicles	3,768	31	3.29	3,708	31	3.37
Indirect—other consumer	328	4	4.83	237	2	3.96
Consumer credit card	975	27	11.23	977	28	11.73
Other consumer	970	21	8.63	957	21	8.81
Total loans, net of unearned income	79,175	747	3.78	77,942	742	3.86
Other interest-earning assets	2,115	1	0.30	2,974	2	0.28
Total interest-earning assets	106,527	902	3.40	106,131	903	3.45
Allowance for loan losses	(1,097)			(1,098)
Cash and due from banks	1,706			1,773
Other non-earning assets	13,739			13,760
	$120,875			$120,566
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,165	3	0.12	$6,878	2	0.14
Interest-bearing checking	21,494	4	0.08	21,769	5	0.09
Money market	26,483	7	0.11	26,381	7	0.11
Time deposits	8,250	13	0.67	8,500	14	0.65
Total interest-bearing deposits (1)	63,392	27	0.17	63,528	28	0.18
Federal funds purchased and securities sold under agreements to repurchase	637	—	0.03	1,685	—	0.05
Other short-term borrowings	942	1	0.21	161	—	0.19
Long-term borrowings	2,903	35	4.83	3,371	43	5.20
Total interest-bearing liabilities	67,874	63	0.37	68,745	71	0.42
Non-interest-bearing deposits (1)	33,708	—	—	32,255	—	—
Total funding sources	101,582	63	0.25	101,000	71	0.29
Net interest spread			3.03			3.03
Other liabilities	2,343			2,603
Stockholders’ equity	16,950			16,963
	$120,875			$120,566
Net interest income/margin FTE basis		$839	3.16%		$832	3.18%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits.The rates for total deposit costs from continuing operations equal 0.11% and 0.12% for the quarters ended June 30, 2015 and March 31, 2015, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	12/31/2014			9/30/2014			6/30/2014
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$20	$—	0.86%	$4	$—	0.86%	$16	$—	0.86%
Trading account securities	103	1	3.70	101	—	0.94	115	—	0.76
Securities:
Taxable	24,590	151	2.44	24,264	154	2.51	23,856	156	2.62
Tax-exempt	2	—	—	3	—	—	3	—	—
Loans held for sale	480	5	3.74	512	5	3.95	413	4	3.96
Loans, net of unearned income:
Commercial and industrial	32,484	289	3.54	31,255	285	3.61	31,058	284	3.68
Commercial real estate mortgage—owner-occupied	8,466	104	4.89	8,886	110	4.89	9,170	111	4.85
Commercial real estate construction—owner-occupied	367	4	4.23	351	4	4.12	357	4	4.09
Commercial investor real estate mortgage	4,837	37	3.05	5,071	39	3.08	5,296	42	3.20
Commercial investor real estate construction	2,032	17	3.17	1,876	15	3.27	1,822	15	3.18
Residential first mortgage	12,273	121	3.91	12,212	122	3.97	12,137	121	3.99
Home equity	10,939	100	3.60	10,999	99	3.59	11,106	100	3.62
Indirect—vehicles	3,627	31	3.41	3,504	30	3.39	3,376	29	3.46
Indirect—other consumer	203	2	3.54	203	2	3.50	200	2	3.45
Consumer credit card	975	28	11.23	952	27	11.33	926	25	11.10
Other consumer	979	20	8.20	970	19	7.88	942	19	8.13
Total loans, net of unearned income	77,182	753	3.87	76,279	752	3.91	76,390	752	3.95
Other interest-earning assets	2,408	1	0.30	3,287	2	0.28	2,865	3	0.29
Total interest-earning assets	104,785	911	3.45	104,450	913	3.47	103,658	915	3.54
Allowance for loan losses	(1,162)			(1,214)			(1,246)
Cash and due from banks	1,805			1,781			1,767
Other non-earning assets	13,694			13,652			13,702
	$119,122			$118,669			$117,881
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$6,635	3	0.12	$6,639	1	0.12	$6,673	2	0.11
Interest-bearing checking	21,003	5	0.10	20,944	5	0.10	20,476	4	0.09
Money market	25,752	7	0.11	26,348	7	0.11	25,907	7	0.10
Time deposits	8,683	12	0.58	8,856	13	0.56	9,067	12	0.52
Total interest-bearing deposits (1)	62,073	27	0.17	62,787	26	0.17	62,123	25	0.16
Federal funds purchased and securities sold under agreements to repurchase	1,872	1	0.09	1,796	—	0.06	2,017	1	0.09
Other short-term borrowings	163	—	0.20	—	—	—	54	—	0.23
Long-term borrowings	3,618	46	5.07	3,820	50	5.12	4,161	51	4.98
Total interest-bearing liabilities	67,726	74	0.43	68,403	76	0.44	68,355	77	0.45
Non-interest-bearing deposits (1)	31,951	—	—	31,184	—	—	30,866	—	—
Total funding sources	99,677	74	0.29	99,587	76	0.30	99,221	77	0.31
Net interest spread			3.02			3.03			3.09
Other liabilities	2,385			2,168			2,107
Stockholders’ equity	17,060			16,914			16,553
	$119,122			$118,669			$117,881
Net interest income/margin FTE basis		$837	3.17%		$837	3.18%		$838	3.24%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11% for each of the quarters ended December 31, 2014, September 30, 2014, and June 30, 2014.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	2Q15 vs. 1Q15		2Q15 vs. 2Q14
Net income from continuing operations available to common shareholders (GAAP)	$273	$220	$203	$297	$287	$53	24.1%	$(14)	(4.9)%
Preferred dividends (GAAP) (1)	16	16	16	20	8	—	—%	8	100.0%
Income tax expense (GAAP)	124	95	98	151	148	29	30.5%	(24)	(16.2)%
Income from continuing operations before income taxes (GAAP)	413	331	317	468	443	82	24.8%	(30)	(6.8)%
Provision for loan losses (GAAP)	63	49	8	24	35	14	28.6%	28	80.0%
Pre-tax pre-provision income from continuing operations (non-GAAP)	476	380	325	492	478	96	25.3%	(2)	(0.4)%
Other adjustments:
Securities gains, net	(6)	(5)	(12)	(7)	(6)	(1)	20.0%	—	—%
Insurance proceeds (2)	(90)	—	—	—	—	(90)	NM	(90)	NM
Leveraged lease termination gains, net (3)	—	(2)	—	(9)	—	2	(100.0)%	—	NM
Professional, legal and regulatory expenses (4)(5)	48	—	100	—	(7)	48	NM	55	NM
Branch consolidation, property and equipment charges (6)	27	22	10	—	—	5	22.7%	27	NM
Loss on early extinguishment of debt	—	43	—	—	—	(43)	(100.0)%	—	NM
Total other adjustments	(21)	58	98	(16)	(13)	(79)	(136.2)%	(8)	61.5%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$455	$438	$423	$476	$465	$17	3.9%	$(10)	(2.2)%

NM - Not Meaningful

(1)
Due to the timing of the second quarter 2014 preferred stock issuance, preferred dividends in the third quarter of 2014 reflect a longer coupon period. Total third quarter 2014 preferred dividends were approximately $4 million higher than the amount expected for future quarterly coupon periods based on the amount of preferred stock outstanding.

(2)	Insurance proceeds recognized in the second quarter of 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(3)	The majority of net leveraged lease termination gains reported during each period are offset by related income taxes.

(4)
Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(5)
Regions recorded a non-tax deductible regulatory charge of $58 million during the fourth quarter of 2013 related to previously disclosed inquiries from government authorities. These matters were settled in the second quarter of 2014 for $7 million less than originally estimated and a corresponding recovery was recognized.

(6)	Charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	2Q15 vs. 1Q15		2Q15 vs. 2Q14
Service charges on deposit accounts	$168	$161	$167	$181	$174	$7	4.3%	$(6)	(3.4)%
Card and ATM fees	90	85	86	85	84	5	5.9%	6	7.1%
Investment management and trust fee income	51	51	50	47	47	—	—%	4	8.5%
Insurance commissions and fees	33	35	31	31	32	(2)	(5.7)%	1	3.1%
Mortgage income	46	40	27	39	43	6	15.0%	3	7.0%
Bank-owned life insurance	18	20	23	20	23	(2)	(10.0)%	(5)	(21.7)%
Capital markets fee income and other (1)	27	20	20	24	16	7	35.0%	11	68.8%
Commercial credit fee income	21	16	15	16	15	5	31.3%	6	40.0%
Securities gains, net	6	5	12	7	6	1	20.0%	—	—%
Investment services fee income	13	12	10	12	11	1	8.3%	2	18.2%
Net revenue from affordable housing	6	2	14	—	1	4	200.0%	5	NM
Insurance proceeds	90	—	—	—	—	90	NM	90	NM
Other	21	23	19	35	23	(2)	(8.7)%	(2)	(8.7)%
Total non-interest income from continuing operations	$590	$470	$474	$497	$475	$120	25.5%	$115	24.2%
Mortgage Income

	Quarter Ended
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	2Q15 vs. 1Q15		2Q15 vs. 2Q14
Production and sales	$31	$27	$20	$25	$26	$4	14.8%	$5	19.2%
Loan servicing	20	21	21	21	22	(1)	(4.8)%	(2)	(9.1)%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	28	(17)	(28)	1	(10)	45	(264.7)%	38	(380.0)%
MSRs hedge gain (loss)	(22)	17	22	1	14	(39)	(229.4)%	(36)	(257.1)%
MSRs change due to payment decay	(11)	(8)	(8)	(9)	(9)	(3)	37.5%	(2)	22.2%
MSR and related hedge impact	(5)	(8)	(14)	(7)	(5)	3	(37.5)%	—	—%
Total mortgage income	$46	$40	$27	$39	$43	$6	15.0%	$3	7.0%

Mortgage production - purchased	$1,097	$743	$817	$961	$968	$354	47.6%	$129	13.3%
Mortgage production - refinanced	505	527	351	324	302	(22)	(4.2)%	203	67.2%
Total mortgage production (2)	$1,602	$1,270	$1,168	$1,285	$1,270	$332	26.1%	$332	26.1%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	2Q15 vs. 1Q15		2Q15 vs. 2Q14
Investment management and trust fee income	$51	$51	$50	$47	$47	$—	—%	$4	8.5%
Insurance commissions and fees	33	35	31	31	32	(2)	(5.7)%	1	3.1%
Investment services fee income	13	12	10	12	11	1	8.3%	2	18.2%
Total wealth management income (3)	$97	$98	$91	$90	$90	$(1)	(1.0)%	$7	7.8%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement as well as foreign exchange, derivative and advisory services.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•	Insurance proceeds recognized in the second quarter of 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

•	Beginning in the second quarter of 2015, unused commitment fees are reported in commercial credit fee income. Prior period amounts remain in interest income.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

 Non-Interest Expense

	Quarter Ended
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	2Q15 vs. 1Q15		2Q15 vs. 2Q14
Salaries and employee benefits	$477	$458	$456	$456	$443	$19	4.1%	$34	7.7%
Professional, legal and regulatory expenses	71	19	134	36	30	52	273.7%	41	136.7%
Net occupancy expense	89	91	93	92	90	(2)	(2.2)%	(1)	(1.1)%
Furniture and equipment expense	76	71	74	73	70	5	7.0%	6	8.6%
Outside services	40	31	37	32	35	9	29.0%	5	14.3%
Marketing	25	26	24	23	24	(1)	(3.8)%	1	4.2%
Deposit administrative fee	15	22	20	20	13	(7)	(31.8)%	2	15.4%
Branch consolidation, property and equipment charges	27	22	10	—	—	5	22.7%	27	NM
Loss on early extinguishment of debt	—	43	—	—	—	(43)	(100.0)%	—	NM
Provision (credit) for unfunded credit losses	(2)	1	—	(24)	11	(3)	(300.0)%	(13)	(118.2)%
Other	116	121	121	118	104	(5)	(4.1)%	12	11.5%
Total non-interest expense from continuing operations	$934	$905	$969	$826	$820	$29	3.2%	$114	13.9%
_________
NM - Not Meaningful

Selected Non-Interest Expense Variance Analysis

•
Salaries and employee benefits increased in the second quarter of 2015 compared to the first quarter of 2015 reflecting merit increases, higher incentives concurrent with increased production, and an increase in headcount, partially offset by a reduction in payroll taxes.

•
Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

•
Outside services increased in the second quarter of 2015 compared to the first quarter of 2015 primarily due to certain fees paid in connection with revenue growth as well as other risk related activities required to improve operations.

•	Deposit administrative fees in the second quarter of 2015 benefited from refunds of previously incurred fees.

•
Branch consolidation, property and equipment charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

•	Regions redeemed approximately $250 million of its 7.50 percent subordinated notes during the first quarter of 2015, incurring a related early extinguishment charge of approximately $43 million.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Return Ratios
The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
The following table also provides a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	2Q15 vs. 1Q15		2Q15 vs. 2Q14
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)		$934	$905	$969	$826	$820	$29	3.2%	$114	13.9%
Adjustments:
Professional, legal and regulatory expenses (1)(2)		(48)	—	(100)	—	7	(48)	NM	(55)	NM
Branch consolidation, property and equipment charges (3)		(27)	(22)	(10)	—	—	(5)	22.7%	(27)	NM
Loss on early extinguishment of debt		—	(43)	—	—	—	43	(100.0)%	—	NM
Adjusted non-interest expense (non-GAAP)	A	$859	$840	$859	$826	$827	$19	2.3%	$32	3.9%
Net interest income (GAAP)		$820	$815	$820	$821	$823	$5	0.6%	$(3)	(0.4)%
Taxable-equivalent adjustment		19	17	17	16	15	2	11.8%	4	26.7%
Net interest income, taxable-equivalent basis	B	$839	$832	$837	$837	$838	$7	0.8%	$1	0.1%
Non-interest income (GAAP)	C	$590	$470	$474	$497	$475	$120	25.5%	$115	24.2%
Adjustments:
Securities gains, net		(6)	(5)	(12)	(7)	(6)	(1)	20.0%	—	NM
Insurance proceeds (4)		(90)	—	—	—	—	(90)	NM	(90)	NM
Leveraged lease termination gains, net		—	(2)	—	(9)	—	2	(100.0)%	—	NM
Adjusted non-interest income (non-GAAP)	D	$494	$463	$462	$481	$469	$31	6.7%	$25	5.3%
Total revenue, taxable-equivalent basis	B+C	$1,429	$1,302	$1,311	$1,334	$1,313	$127	9.8%	$116	8.8%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	B+D=E	$1,333	$1,295	$1,299	$1,318	$1,307	$38	2.9%	$26	2.0%
Adjusted efficiency ratio (non-GAAP)	A/E	64.5%	64.9%	66.1%	62.7%	63.2%
Adjusted fee income ratio (non-GAAP)	D/E	37.0%	35.7%	35.6%	36.5%	36.0%

		Quarter Ended
($ amounts in millions)		6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	F	$269	$218	$200	$300	$288
Average stockholders' equity (GAAP)		$16,946	$16,963	$17,074	$16,930	$16,565
Less:
Average intangible assets (GAAP)		5,083	5,089	5,097	5,105	5,104
Average deferred tax liability related to intangibles (GAAP)		(171)	(172)	(176)	(182)	(184)
Average preferred stock (GAAP)		856	878	886	903	779
Average tangible common stockholders' equity (non-GAAP)	G	$11,178	$11,168	$11,267	$11,104	$10,866
Return on average tangible common stockholders' equity (non-GAAP)*	F/G	9.66%	7.91%	7.04%	10.74%	10.63%
________
*Annualized
NM - Not Meaningful

(1)
Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(2)
Regions recorded a non-tax deductible regulatory charge of $58 million during the fourth quarter of 2013 related to previously disclosed inquiries from government authorities. These matters were settled in the second quarter of 2014 for $7 million less than originally estimated and a corresponding recovery was recognized.

(3)
Branch consolidation, property and equipment charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

(4)	Insurance proceeds recognized in the second quarter of 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following table represents the unaudited condensed results for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Non-interest income:
Insurance proceeds	$—	$—	$—	$19	$—
Total non-interest income	—	—	—	19	—
Non-interest expense:
Professional and legal expenses	5	4	5	14	(3)
Other	1	—	—	—	1
Total non-interest expense	6	4	5	14	(2)
Income (loss) from discontinued operations before income tax	(6)	(4)	(5)	5	2
Income tax expense (benefit)	(2)	(2)	(2)	2	1
Income (loss) from discontinued operations, net of tax	$(4)	$(2)	$(3)	$3	$1
Weighted-average shares outstanding—during quarter (1):
Basic	1,335	1,346	1,365	1,378	1,378
Diluted	1,335	1,346	1,365	1,389	1,390
Earnings (loss) per common share from discontinued operations:
Basic	$(0.00)	$(0.00)	$(0.00)	$0.00	$0.00
Diluted	$(0.00)	$(0.00)	$(0.00)	$0.00	$0.00

_________

(1)	In a quarter where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Components:
Allowance for loan losses (ALL)	$1,115	$1,098	$1,103	$1,178	$1,229
Reserve for unfunded credit commitments	64	66	65	65	89
Allowance for credit losses (ACL)	$1,179	$1,164	$1,168	$1,243	$1,318

Provision for loan losses	$63	$49	$8	$24	$35
Provision (credit) for unfunded credit losses	(2)	1	—	(24)	11

Net loans charged-off:
Commercial and industrial	4	16	23	15	15
Commercial real estate mortgage—owner-occupied	3	1	11	12	11
Commercial real estate construction—owner-occupied	—	—	—	1	—
Total commercial	7	17	34	28	26
Commercial investor real estate mortgage	1	2	(2)	—	2
Commercial investor real estate construction	(2)	(2)	(1)	(1)	(2)
Total investor real estate	(1)	—	(3)	(1)	—
Residential first mortgage	4	3	6	6	7
Home equity—first lien	5	3	5	4	3
Home equity—second lien	7	7	11	9	8
Indirect—vehicles	5	6	7	6	4
Consumer credit card	8	8	8	8	8
Other consumer	11	10	15	15	11
Total consumer	40	37	52	48	41
Total	$46	$54	$83	$75	$67
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.04%	0.20%	0.28%	0.19%	0.20%
Commercial real estate mortgage—owner-occupied	0.14%	0.05%	0.54%	0.52%	0.46%
Commercial real estate construction—owner-occupied	(0.03)%	(0.03)%	(0.02)%	1.65%	0.05%
Total commercial	0.06%	0.17%	0.33%	0.27%	0.25%
Commercial investor real estate mortgage	0.09%	0.17%	(0.11)%	(0.03)%	0.12%
Commercial investor real estate construction	(0.23)%	(0.40)%	(0.32)%	(0.16)%	(0.36)%
Total investor real estate	(0.02)%	(0.01)%	(0.17)%	(0.07)%	—%
Residential first mortgage	0.15%	0.10%	0.18%	0.22%	0.20%
Home equity—first lien	0.30%	0.19%	0.29%	0.25%	0.24%
Home equity—second lien	0.67%	0.58%	0.93%	0.73%	0.62%
Indirect—vehicles	0.50%	0.69%	0.77%	0.70%	0.53%
Consumer credit card	3.13%	3.43%	3.29%	3.30%	3.53%
Other consumer	4.27%	4.43%	5.92%	6.03%	4.65%
Total consumer	0.54%	0.53%	0.70%	0.67%	0.57%
Total	0.23%	0.28%	0.42%	0.39%	0.35%
Non-accrual loans, excluding loans held for sale	$751	$800	$829	$837	$899
Non-performing loans held for sale	26	32	38	38	20
Non-accrual loans, including loans held for sale	777	832	867	875	919
Foreclosed properties	134	138	124	125	128
Non-performing assets (NPAs)	$911	$970	$991	$1,000	$1,047
Loans past due > 90 days (1)	$197	$211	$222	$233	$251
Accruing restructured loans not included in categories above (2)	$1,150	$1,220	$1,260	$1,319	$1,412
Credit Ratios:
ACL/Loans, net	1.47%	1.49%	1.51%	1.62%	1.72%
ALL/Loans, net	1.39%	1.40%	1.43%	1.54%	1.61%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.49x	1.37x	1.33x	1.41x	1.37x
Non-accrual loans, excluding loans held for sale/Loans, net	0.94%	1.02%	1.07%	1.09%	1.17%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.13%	1.24%	1.28%	1.30%	1.37%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.38%	1.51%	1.57%	1.61%	1.69%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

(2)	See page 14 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	6/30/2015		3/31/2015		12/31/2014		9/30/2014		6/30/2014
Commercial and industrial	$297	0.84%	$298	0.89%	$252	0.77%	$199	0.62%	$200	0.64%
Commercial real estate mortgage—owner-occupied	203	2.60%	216	2.68%	238	2.88%	278	3.20%	294	3.25%
Commercial real estate construction—owner-occupied	4	0.96%	3	0.63%	3	0.64%	2	0.56%	8	2.32%
Total commercial	504	1.16%	517	1.23%	493	1.19%	479	1.17%	502	1.23%
Commercial investor real estate mortgage	63	1.38%	85	1.89%	123	2.64%	133	2.69%	158	3.05%
Commercial investor real estate construction	2	0.08%	—	0.01%	2	0.09%	2	0.11%	9	0.49%
Total investor real estate	65	0.93%	85	1.23%	125	1.84%	135	1.98%	167	2.39%
Residential first mortgage	86	0.68%	101	0.81%	109	0.88%	117	0.96%	119	0.98%
Home equity	96	0.88%	97	0.90%	102	0.94%	106	0.97%	111	1.00%
Total consumer	182	0.61%	198	0.68%	211	0.72%	223	0.77%	230	0.80%
Total non-accrual loans	$751	0.94%	$800	1.02%	$829	1.07%	$837	1.09%	$899	1.17%

Criticized and Classified Loans—Commercial and Investor Real Estate

	As of
						6/30/2015		6/30/2015
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	vs. 3/31/2015		vs. 6/30/2014
Special mention	$1,163	$1,097	$1,206	$1,297	$1,327	$66	6.0%	$(164)	(12.4)%
Accruing classified loans	1,218	1,125	875	1,074	1,055	93	8.3%	163	15.5%
Non-accruing classified loans	569	602	618	614	669	(33)	(5.5)%	(100)	(14.9)%
Total	$2,950	$2,824	$2,699	$2,985	$3,051	$126	4.5%	$(101)	(3.3)%

Home Equity Lines of Credit - Future Principal Payment Resets (1)

	As of 6/30/2015
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2015	$13	0.16%	$86	1.06%	$99
2016	26	0.32%	35	0.43%	61
2017	5	0.06%	11	0.14%	16
2018	14	0.17%	23	0.28%	37
2019	100	1.23%	90	1.11%	190
2020-2024	1,390	17.12%	1,266	15.59%	2,656
2025-2029	2,449	30.16%	2,610	32.14%	5,059
Thereafter	1	0.01%	2	0.02%	3
Total	$3,998	49.23%	$4,123	50.77%	$8,121

(1)
The balance of Regions' home equity portfolio was $10,899 million at June 30, 2015 consisting of $8,121 million of home equity lines of credit and $2,778 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	6/30/2015		3/31/2015		12/31/2014		9/30/2014		6/30/2014
Commercial and industrial	$23	0.06%	$27	0.08%	$23	0.07%	$57	0.18%	$35	0.11%
Commercial real estate mortgage—owner-occupied	38	0.49%	30	0.37%	34	0.41%	38	0.44%	56	0.63%
Commercial real estate construction—owner-occupied	—	0.10%	—	—%	1	0.13%	2	0.71%	1	0.21%
Total commercial	61	0.14%	57	0.13%	58	0.14%	97	0.24%	92	0.23%
Commercial investor real estate mortgage	18	0.39%	9	0.19%	20	0.42%	38	0.78%	61	1.17%
Commercial investor real estate construction	—	0.01%	4	0.17%	—	—%	12	0.61%	—	0.01%
Total investor real estate	18	0.26%	13	0.18%	20	0.29%	50	0.73%	61	0.87%
Residential first mortgage—non-guaranteed (1)	124	1.02%	109	0.91%	139	1.17%	142	1.20%	153	1.30%
Home equity	84	0.77%	101	0.93%	111	1.02%	115	1.05%	111	1.00%
Indirect—vehicles	46	1.21%	41	1.10%	53	1.45%	47	1.33%	45	1.31%
Indirect—other consumer	1	0.14%	—	—%	—	—%	—	—%	—	—%
Consumer credit card	10	1.02%	11	1.14%	13	1.32%	13	1.29%	11	1.13%
Other consumer	14	1.42%	12	0.99%	17	1.45%	18	1.52%	18	1.53%
Total consumer (1)	279	0.95%	274	0.95%	333	1.16%	335	1.18%	338	1.19%
Total accruing 30-89 days past due loans (1)	$358	0.45%	$344	0.44%	$411	0.53%	$482	0.63%	$491	0.64%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	6/30/2015		3/31/2015		12/31/2014		9/30/2014		6/30/2014
Commercial and industrial	$3	0.01%	$4	0.01%	$7	0.02%	$5	0.02%	$9	0.03%
Commercial real estate mortgage—owner-occupied	2	0.02%	7	0.09%	5	0.06%	6	0.07%	5	0.05%
Total commercial	5	0.01%	11	0.03%	12	0.03%	11	0.03%	14	0.03%
Commercial investor real estate mortgage	1	0.01%	2	0.05%	3	0.06%	5	0.10%	17	0.32%
Total investor real estate	1	0.01%	2	0.03%	3	0.04%	5	0.07%	17	0.24%
Residential first mortgage—non-guaranteed (2)	109	0.89%	109	0.90%	122	1.03%	131	1.10%	136	1.15%
Home equity	61	0.55%	67	0.62%	63	0.57%	66	0.60%	65	0.58%
Indirect—vehicles	6	0.18%	6	0.16%	7	0.20%	6	0.18%	5	0.16%
Consumer credit card	11	1.10%	12	1.25%	12	1.21%	11	1.15%	11	1.19%
Other consumer	4	0.37%	4	0.31%	3	0.22%	3	0.26%	3	0.27%
Total consumer (2)	191	0.65%	198	0.69%	207	0.72%	217	0.76%	220	0.78%
Total accruing 90+ days past due loans (2)	$197	0.25%	$211	0.27%	$222	0.29%	$233	0.31%	$251	0.33%

Total delinquencies (1) (2)	$555	0.70%	$555	0.71%	$633	0.82%	$715	0.94%	$742	0.97%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $23 million at 6/30/2015, $18 million at 3/31/2015, $24 million at 12/31/14, $21 million at 9/30/14, and $19 million at 6/30/14.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $103 million at 6/30/2015, $116 million at 3/31/2015, $125 million at 12/31/14, $121 million at 9/30/14, and $88 million at 6/30/14.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Current:
Commercial	$202	$244	$244	$278	$332
Investor real estate	194	227	281	304	321
Residential first mortgage	328	333	301	269	261
Home equity	317	316	320	326	332
Consumer credit card	2	2	2	2	2
Other consumer	14	15	16	17	20
Total current	1,057	1,137	1,164	1,196	1,268
Accruing 30-89 DPD:
Commercial	16	5	7	11	23
Investor real estate	5	7	9	24	34
Residential first mortgage	53	49	55	61	61
Home equity	18	21	23	25	24
Other consumer	1	1	2	2	2
Total accruing 30-89 DPD	93	83	96	123	144
Total accruing and <90 DPD	1,150	1,220	1,260	1,319	1,412
Non-accrual or 90+ DPD:
Commercial	93	104	93	145	146
Investor real estate	31	42	67	70	96
Residential first mortgage	90	96	112	122	130
Home equity	22	24	25	25	27
Total non-accrual or 90+DPD	236	266	297	362	399
Total TDRs - Loans	$1,386	$1,486	$1,557	$1,681	$1,811

TDRs - Held For Sale	18	19	29	13	16
Total TDRs	$1,404	$1,505	$1,586	$1,694	$1,827

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Total commercial TDRs	$311	$353	$344	$434	$501
Total investor real estate TDRs	230	276	357	398	451
Total consumer TDRs	845	857	856	849	859
Total TDRs - Loans	$1,386	$1,486	$1,557	$1,681	$1,811

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Assets:
Cash and due from banks	$1,661	$1,737	$1,601	$1,770	$2,094
Interest-bearing deposits in other banks	2,094	4,224	2,303	2,993	2,705
Federal funds sold and securities purchased under agreements to resell	—	65	100	20	20
Trading account securities	110	107	106	103	100
Securities held to maturity	2,067	2,129	2,175	2,222	2,275
Securities available for sale	22,672	22,879	22,580	22,379	21,963
Loans held for sale	511	491	541	504	514
Loans, net of unearned income	80,149	78,243	77,307	76,607	76,513
Allowance for loan losses	(1,115)	(1,098)	(1,103)	(1,178)	(1,229)
Net loans	79,034	77,145	76,204	75,429	75,284
Other interest-earning assets	70	83	89	112	86
Premises and equipment, net	2,147	2,174	2,193	2,192	2,194
Interest receivable	305	313	310	310	308
Goodwill	4,816	4,816	4,816	4,816	4,816
Residential mortgage servicing rights at fair value (MSRs)	268	239	257	277	276
Other identifiable intangible assets	268	272	275	287	281
Other assets	5,832	5,773	6,013	5,691	5,687
Total assets	$121,855	$122,447	$119,563	$119,105	$118,603
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$33,810	$33,553	$31,747	$31,388	$31,277
Interest-bearing	63,265	63,924	62,453	62,742	62,545
Total deposits	97,075	97,477	94,200	94,130	93,822
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	96	2,085	1,753	1,893	1,818
Other short-term borrowings	1,750	—	500	—	—
Total short-term borrowings	1,846	2,085	2,253	1,893	1,818
Long-term borrowings	3,602	3,208	3,462	3,813	3,824
Total borrowed funds	5,448	5,293	5,715	5,706	5,642
Other liabilities	2,433	2,626	2,775	2,230	2,226
Total liabilities	104,956	105,396	102,690	102,066	101,690
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	852	868	884	900	920
Common stock	14	14	14	14	14
Additional paid-in capital	18,355	18,604	18,767	19,069	19,121
Retained earnings (deficit)	(658)	(943)	(1,177)	(1,393)	(1,713)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(287)	(115)	(238)	(174)	(52)
Total stockholders’ equity	16,899	17,051	16,873	17,039	16,913
Total liabilities and stockholders’ equity	$121,855	$122,447	$119,563	$119,105	$118,603

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Loans

	As of
						6/30/2015		6/30/2015
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	vs. 3/31/2015		vs. 6/30/2014
Commercial and industrial	$35,347	$33,681	$32,732	$31,857	$31,354	$1,666	4.9%	$3,993	12.7%
Commercial real estate mortgage—owner-occupied	7,797	8,043	8,263	8,666	9,024	(246)	(3.1)%	(1,227)	(13.6)%
Commercial real estate construction—owner-occupied	448	437	407	350	366	11	2.5%	82	22.4%
Total commercial	43,592	42,161	41,402	40,873	40,744	1,431	3.4%	2,848	7.0%
Commercial investor real estate mortgage	4,509	4,499	4,680	4,940	5,193	10	0.2%	(684)	(13.2)%
Commercial investor real estate construction	2,419	2,422	2,133	1,878	1,780	(3)	(0.1)%	639	35.9%
Total investor real estate	6,928	6,921	6,813	6,818	6,973	7	0.1%	(45)	(0.6)%
Residential first mortgage	12,589	12,418	12,315	12,264	12,187	171	1.4%	402	3.3%
Home equity—first lien	6,424	6,261	6,195	6,114	6,068	163	2.6%	356	5.9%
Home equity—second lien	4,475	4,593	4,737	4,854	4,996	(118)	(2.6)%	(521)	(10.4)%
Indirect—vehicles	3,782	3,701	3,642	3,543	3,422	81	2.2%	360	10.5%
Indirect—other consumer (1)	383	272	206	202	199	111	40.8%	184	92.5%
Consumer credit card	992	966	1,009	964	945	26	2.7%	47	5.0%
Other consumer	984	950	988	975	979	34	3.6%	5	0.5%
Total consumer	29,629	29,161	29,092	28,916	28,796	468	1.6%	833	2.9%
Total Loans	$80,149	$78,243	$77,307	$76,607	$76,513	$1,906	2.4%	$3,636	4.8%

	Average Balances
($ amounts in millions)	2Q15	1Q15	4Q14	3Q14	2Q14	2Q15 vs. 1Q15		2Q15 vs. 2Q14
Commercial and industrial	$34,480	$33,418	$32,484	$31,255	$31,058	$1,062	3.2%	$3,422	11.0%
Commercial real estate mortgage—owner-occupied	7,921	8,143	8,466	8,886	9,170	(222)	(2.7)%	(1,249)	(13.6)%
Commercial real estate construction—owner-occupied	430	422	367	351	357	8	1.9%	73	20.4%
Total commercial	42,831	41,983	41,317	40,492	40,585	848	2.0%	2,246	5.5%
Commercial investor real estate mortgage	4,549	4,629	4,837	5,071	5,296	(80)	(1.7)%	(747)	(14.1)%
Commercial investor real estate construction	2,416	2,236	2,032	1,876	1,822	180	8.1%	594	32.6%
Total investor real estate	6,965	6,865	6,869	6,947	7,118	100	1.5%	(153)	(2.1)%
Residential first mortgage	12,471	12,330	12,273	12,212	12,137	141	1.1%	334	2.8%
Home equity—first lien	6,355	6,234	6,161	6,096	6,052	121	1.9%	303	5.0%
Home equity—second lien	4,512	4,651	4,778	4,903	5,054	(139)	(3.0)%	(542)	(10.7)%
Indirect—vehicles	3,768	3,708	3,627	3,504	3,376	60	1.6%	392	11.6%
Indirect—other consumer (1)	328	237	203	203	200	91	38.4%	128	64.0%
Consumer credit card	975	977	975	952	926	(2)	(0.2)%	49	5.3%
Other consumer	970	957	979	970	942	13	1.4%	28	3.0%
Total consumer	29,379	29,094	28,996	28,840	28,687	285	1.0%	692	2.4%
Total Loans	$79,175	$77,942	$77,182	$76,279	$76,390	$1,233	1.6%	$2,785	3.6%

End of Period Loan Portfolio Balances by Percentage					As of
					6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Commercial and industrial					44.1%	43.0%	42.4%	41.6%	41.0%
Commercial real estate mortgage—owner-occupied					9.7%	10.3%	10.7%	11.3%	11.8%
Commercial real estate construction—owner-occupied					0.6%	0.6%	0.5%	0.5%	0.5%
Total commercial					54.4%	53.9%	53.6%	53.4%	53.3%
Commercial investor real estate mortgage					5.6%	5.7%	6.0%	6.4%	6.8%
Commercial investor real estate construction					3.0%	3.1%	2.8%	2.5%	2.3%
Total investor real estate					8.6%	8.8%	8.8%	8.9%	9.1%
Residential first mortgage					15.7%	15.9%	15.9%	16.0%	15.9%
Home equity—first lien					8.0%	8.0%	8.0%	8.0%	7.9%
Home equity—second lien					5.6%	5.9%	6.1%	6.3%	6.6%
Indirect—vehicles					4.7%	4.7%	4.7%	4.6%	4.5%
Indirect—other consumer (1)					0.5%	0.4%	0.3%	0.2%	0.2%
Consumer credit card					1.3%	1.2%	1.3%	1.3%	1.2%
Other consumer					1.2%	1.2%	1.3%	1.3%	1.3%
Total consumer					37.0%	37.3%	37.6%	37.7%	37.6%
Total Loans					100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Represents partnerships with third parties, primarily home improvement retailers.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Deposits

	As of
						6/30/2015		6/30/2015
($ amounts in millions)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	vs. 3/31/2015		vs. 6/30/2014
Customer Deposits
Interest-free deposits	$33,810	$33,553	$31,747	$31,388	$31,277	$257	0.8%	$2,533	8.1%
Interest-bearing checking	21,315	21,780	21,544	21,152	21,159	(465)	(2.1)%	156	0.7%
Savings	7,157	7,146	6,653	6,597	6,646	11	0.2%	511	7.7%
Money market—domestic	26,417	26,371	25,396	25,983	25,566	46	0.2%	851	3.3%
Money market—foreign	258	238	265	243	223	20	8.4%	35	15.7%
Low-cost deposits	88,957	89,088	85,605	85,363	84,871	(131)	(0.1)%	4,086	4.8%
Time deposits	8,118	8,389	8,595	8,767	8,951	(271)	(3.2)%	(833)	(9.3)%
Total Customer Deposits	$97,075	$97,477	$94,200	$94,130	$93,822	$(402)	(0.4)%	$3,253	3.5%

	Average Balances
($ amounts in millions)	2Q15	1Q15	4Q14	3Q14	2Q14	2Q15 vs. 1Q15		2Q15 vs. 2Q14
Customer Deposits
Interest-free deposits	$33,708	$32,255	$31,951	$31,184	$30,866	$1,453	4.5%	$2,842	9.2%
Interest-bearing checking	21,494	21,769	21,003	20,944	20,476	(275)	(1.3)%	1,018	5.0%
Savings	7,165	6,878	6,635	6,639	6,673	287	4.2%	492	7.4%
Money market—domestic	26,233	26,132	25,506	26,095	25,684	101	0.4%	549	2.1%
Money market—foreign	250	249	246	253	223	1	0.4%	27	12.1%
Low-cost deposits	88,850	87,283	85,341	85,115	83,922	1,567	1.8%	4,928	5.9%
Time deposits	8,250	8,500	8,683	8,856	9,067	(250)	(2.9)%	(817)	(9.0)%
Total Customer Deposits	$97,100	$95,783	$94,024	$93,971	$92,989	$1,317	1.4%	$4,111	4.4%

					As of
End of Period Deposits by Percentage					6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Customer Deposits
Interest-free deposits					34.8%	34.4%	33.7%	33.3%	33.3%
Interest-bearing checking					22.0%	22.4%	22.9%	22.5%	22.6%
Savings					7.4%	7.3%	7.0%	7.0%	7.1%
Money market—domestic					27.2%	27.1%	27.0%	27.6%	27.3%
Money market—foreign					0.3%	0.2%	0.3%	0.3%	0.2%
Low-cost deposits					91.7%	91.4%	90.9%	90.7%	90.5%
Time deposits					8.3%	8.6%	9.1%	9.3%	9.5%
Total Customer Deposits					100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$16,899	$17,051	$16,873	$17,039	$16,913
Less:
Preferred stock (GAAP)		852	868	884	900	920
Intangible assets (GAAP)		5,084	5,088	5,091	5,103	5,097
Deferred tax liability related to intangibles (GAAP)		(170)	(173)	(172)	(181)	(183)
Tangible common stockholders’ equity (non-GAAP)	A	$11,133	$11,268	$11,070	$11,217	$11,079
Total assets (GAAP)		$121,855	$122,447	$119,563	$119,105	$118,603
Less:
Intangible assets (GAAP)		5,084	5,088	5,091	5,103	5,097
Deferred tax liability related to intangibles (GAAP)		(170)	(173)	(172)	(181)	(183)
Tangible assets (non-GAAP)	B	$116,941	$117,532	$114,644	$114,183	$113,689
Shares outstanding—end of quarter	C	1,331	1,343	1,354	1,379	1,378
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	9.52%	9.59%	9.66%	9.82%	9.74%
Tangible common book value per share (non-GAAP)	A/C	$8.37	$8.39	$8.18	$8.14	$8.04

($ amounts in millions)		6/30/2015	3/31/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$16,899	$17,051
Non-qualifying goodwill and intangibles		(4,907)	(4,910)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		174	1
Preferred stock (GAAP)		(852)	(868)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$11,314	$11,274
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$103,265	$101,027
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	11.0%	11.2%

(1)
Current quarter amounts and the resulting ratio are estimated. Regulatory capital measures for periods prior to the first quarter of 2015 were not revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects. As a result, those calculations have been removed from the table.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

•
Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•
Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue.

•
Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
Our ability to obtain no regulatory objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

•
Our ability to comply with applicable capital and liquidity requirements (including the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

•
The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•
Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly on our businesses.

•
The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

•
Our ability to identify and address cyber-security risks such as data security breaches, "denial of service" attacks, "hacking" and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

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The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

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The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect how we report our financial results.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2015 Earnings Release

Forward-Looking Statements (Continued)
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
Regions’ Investor Relations contacts are List Underwood and Dana Nolan at (205) 581-7890; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.